UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2011 (March 23, 2011)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2011, the Compensation Committee of the Board of Directors approved awards of restricted stock units to the Company’s executive officers and certain other senior employees of the Company, under The Progressive Corporation 2010 Equity Incentive Plan, as amended (the “Plan”), as follows:

•	Awards of time-based restricted stock units will vest in equal installments of one-third each on January 1st of 2014, 2015 and 2016.

•

Performance-based restricted stock units were awarded under terms and conditions substantially similar to those awarded to executives in March 2010 (as further described in the Company’s Proxy Statement dated March 18, 2011, beginning on page 42 thereof), except that (i) the expiration date for the performance-based awards will be January 31, 2016, and (ii) the termination of employment provisions were modified such that, if a participant’s employment terminates (for a reason other than termination for cause) at any time after the end of the three year growth measurement period for the award but prior to the Compensation Committee’s initial opportunity to certify the performance results for the award, the participant would be entitled to participate in the vesting of the units if, and only if and to the extent that, the vesting event occurs at such first opportunity to certify the performance results for the award.

The form of award agreements for the restricted stock unit awards are attached as Exhibits 10.1 (time-based) and 10.2 (performance-based).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2011

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10	10.1	Form of Restricted Stock Unit Award Agreement for Time-Based Awards under The Progressive Corporation 2010 Equity Incentive Plan

10	10.2	Form of Restricted Stock Unit Award Agreement for Performance-Based Awards under The Progressive Corporation 2010 Equity Incentive Plan

4